UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  December 10, 2004



                       ARVIDA/JMB PARTNERS, L.P.
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        (Exact name of registrant as specified in its charter)


                               Delaware
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            (State or other jurisdiction of incorporation)


             #0-16976                          36-3507015
     ------------------------    ------------------------------------
     (Commission file number)    (I.R.S. Employer Identification No.)


     900 N. Michigan Ave., Chicago, Illinois               60611
     ----------------------------------------            ----------
     (Address of principal executive offices)            (Zip code)


                             312-440-4800
         ----------------------------------------------------
         (Registrant's telephone number, including area code)


                                  N/A
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]     Written communications pursuant to Rule 425 under the
           Securities Act (17 CFR 230.425)

  [  ]     Soliciting material pursuant to Rule 14a-12 under the
           Exchange Act (17 CFR 240.14a-12)

  [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
           under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
           under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 10, 2004, Arvida/JMB Partners, L.P. (the "Partnership") and one of its insurance carriers, United States Fire Insurance Company ("U.S. Fire"), entered into an agreement (the "Settlement Agreement") to settle their respective claims against each other relating to insurance coverage under a policy of insurance for the period from June 1, 1992 to June 1, 1993 (the "Policy"). The dispute between the Partnership and U.S. Fire concerned whether the Policy covered third-party claims asserted against the Partnership in a lawsuit involving the Lakes of the Meadow Village Homes (the "Lakes of the Meadow action") and claims asserted against the Partnership in an insurance subrogation lawsuit involving certain homes in the Country Walk Community (the "Juarez action"). The Partnership settled the claims asserted against it in the Lakes of the Meadow action earlier this year, while the claims asserted in the Juarez action continue in litigation.

     Under the terms of the Settlement Agreement, U.S. Fire is required to pay the Partnership an aggregate of $4,897,365 (the "Settlement Amount") within 14 days of the execution of the Settlement Agreement by both parties. Thereafter, the Partnership is required to dismiss with prejudice U.S. Fire from the Partnership's lawsuit seeking, among other things, to hold U.S. Fire liable under the Policy for claims the Partnership paid relating to the Lakes of the Meadow Village Homes. U.S. Fire has represented to the Partnership that upon its payment of the Settlement Amount U.S. Fire will have exhausted the products/completed operations aggregate limit of coverage under the Policy. In addition, the Partnership and U.S. Fire released each other for all past, present and future claims, whether currently known or unknown, that arise out of or relate in any way to (i) Hurricane Andrew, which struck Miami-Dade County, Florida on
August 24, 1992, and the Policy, and (ii) insurance coverage under the products/completed operations coverage of the Policy. U.S. Fire also released any claim for subrogation that it might have for amounts it has paid or will pay under the Policy and the Settlement Agreement. The Settlement Agreement supersedes prior discussions and understandings, both written and oral, between the parties in regard to their respective claims arising out of or relating to Hurricane Andrew under the Policy and the discharge and release of the products/completed operations aggregate limit of the Policy, including without limitation, all positions taken by U.S. Fire in respect of its reservations of rights in regard to such claims and all positions taken by the Partnership in regard to such claims. As a result, the settlement clarifies that the Partnership has no obligation to reimburse U.S. Fire for any amount of the approximately $10.1 million that U.S. Fire previously paid for settlements of various lawsuits arising out of or relating to Hurricane Andrew.

























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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            ARVIDA/JMB PARTNERS, L.P.

                            BY:   Arvida/JMB Managers, Inc.
                                  (The General Partner)



                                  By:  /s/ Gailen J Hull
                                       -----------------------
                                       Gailen J. Hull
                                       Vice President




Date:  December 16, 2004













































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